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                                                                    EXHIBIT 10.4

                                 THIRD AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT




         THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of March 8, 2000 by and between Caremark Rx, Inc., a Delaware corporation (f/k/a MedPartners, Inc.) ("Caremark Rx") and E. Mac Crawford ("Executive"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in that certain Employment Agreement by and between Caremark Rx and Executive dated March 18, 1998 (the "Employment Agreement" and as amended by the First Amendment (as hereinafter defined) and the Second Amendment (as hereinafter defined), the "Amended Employment Agreement").

         WHEREAS, Caremark Rx and Executive entered in the Employment Agreement whereby Executive agreed to serve as President and Chief Executive Officer of Caremark Rx;

         WHEREAS, on August 6, 1998, Caremark Rx and Executive entered into that certain First Amendment to Employment Agreement (the "First Amendment") whereby Caremark Rx and Executive agreed to reduce the exercise price of an option to purchase 3,250,000 shares of Caremark Rx Common Stock (as hereinafter defined) which option is evidenced by that certain Nonqualified Stock Option Agreement dated August 6, 1998 (the "Stock Option Agreement");

         WHEREAS, on December 1, 1998, Caremark Rx and Executive entered into that certain Second Amendment to Employment Agreement (the "Second Amendment"), which acknowledged that Executive was elected to serve as Chairman of the Board of Directors of Caremark Rx;

         WHEREAS, pursuant to the Amended Employment Agreement, Executive is entitled to receive a bonus for each year of the term of the Amended Employment Agreement of at least two times the Executive's base salary;

         WHEREAS, the Executive has agreed to forego the payment of any bonus for calendar year 2000 and all future calendar years during the term of the Amended Employment Agreement in exchange for and as consideration for the grant by Caremark Rx of an option (the "New Option") to purchase 3,875,000 shares of Caremark Rx common stock, par value $.001 per share (the "Common Stock") at an exercise price equal to 115% of the closing price of the Common Stock on March 8, 2000, the day the Compensation Committee of the Board of Directors and the Board of Directors recommended and approved the New Option;

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         WHEREAS, the Board of Directors has determined that the grant of the
New Option in consideration for the Executive's agreement to forego the bonus payable pursuant to the Amended Employment Agreement is fair and in the best interest of Caremark Rx and its stockholders; and

         WHEREAS, Caremark Rx and Executive desire to amend the Amended Employment Agreement as provided herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:

         1. AMENDMENT OF CORPORATE NAME. References to "MedPartners, Inc." contained throughout the Amended Employment Agreement shall be amended to read "Caremark Rx, Inc." and references to "MedPartners" contained throughout the Amended Employment Agreement shall be amended to read "Caremark Rx."

         2. AMENDMENT TO SECTION 5. Section 5(c) of the Amended Employment Agreement is hereby deleted in its entirety and shall be of no further force or effect. Executive does hereby relinquish and waive any bonus or claims for bonus pursuant to Section 5(c) of the Amended Employment Agreement for the year 2000 and for all subsequent years, whether such amounts are currently due and payable or to become due and payable following the date hereof pursuant to Section 5(c) of the Amended Employment Agreement. In no event shall the deletion of Section 5(c) of the Amended Employment Agreement affect any bonus payments previously paid to Executive prior to the year 2000.

         3. AMENDMENT TO SECTION 8(D). Section 8(d)(iv) of Amended Employment Agreement shall be amended to read in its entirety as follows:

                  "(iv) the failure to continue the Executive as Chairman of the Board and Chief Executive Officer of Caremark Rx."

         4.       AMENDMENTS TO SECTION 10.

                  (a) Sections 10(b)(i), 10(c)(i), and 10(d)(i) of the Amended Employment Agreement shall each be amended to read in their entirety as follows:

                           "(i)     payment of (a) any previously unpaid base
                           salary and (b) an amount equal to one-twelfth of the Separation Payment applicable to the fiscal year in which such termination event has occurred multiplied by the number of whole calendar months between the first day of the fiscal year in which such termination event has occurred and the date of such termination event;"

                  (b) Section 10(b)(ii) of the Amended Employment Agreement shall be amended to read in its entirety as follows:


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                           "(ii)    lump-sum payment equal to the sum of (a)
                           Executive's then-current base salary for the then-remaining term of this Agreement (but in no event less than three years), and (b) an amount equal to the Separation Payment multiplied by the greater of three (3) or the number of years (including fractions thereof) remaining in the term of this Agreement;"

                  (c) Section 10(d)(ii) of the Amended Employment Agreement shall be amended to read in its entirety as follows:

                           "(ii)    lump-sum payment equal to the sum of (a)
                           Executive's then-current base salary for the then-remaining term of this Agreement (but in no event less than three years), and (b) an amount equal to the Separation Payment multiplied by the greater of three (3) or the number of years (including fractions thereof) remaining in the term of this Agreement, provided that such lump-sum payment shall be offset by any amount payable to Executive's beneficiaries under any executive life insurance policy paid for by Caremark Rx (excluding amounts payable under any life insurance policy generally provided to employees of Caremark Rx);"

                  (d) Section 10(e) shall be added to the Amended Employment Agreement and shall read in its entirety as follows:


                           "(e) As used in this Section 10, the term `Separation Payment' shall mean an amount equal to at least two
                           (2) times the base salary in effect for the year to which the Separation Payment relates."

         5. GRANT OF OPTION. As consideration for the Executive's foregoing of any and all bonus payable or to be paid pursuant to Section 5(c) of the Amended Employment Agreement, Caremark Rx does hereby grant executive the option to purchase 3,875,000 shares of Common Stock at an exercise price of $4.46 per share of Common Stock, which New Option shall be evidenced by and subject to the additional terms and conditions of the Nonqualified Stock Option Agreement attached hereto as Exhibit A (the "Additional Stock Option Agreement"). The parties hereto acknowledge and agree that the $4.46 exercise price represents 115% of the closing price of the Common Stock on the date hereof.

         6. NO OTHER AMENDMENT. Except as expressly modified by this Amendment, all other terms and conditions of the Amended Employment Agreement shall not be modified or amended and shall remain in full force and effect.

         7.       MISCELLANEOUS.

                  (a) Entire Agreement. This Amendment, together with the Amended Employment Agreement, the Stock Option


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Agreement, and the Additional Stock Option Agreement, contains the entire agreement of the parties relating to the subject matter hereof and thereof, and it replaces and supersedes any prior agreements between the parties relating to said subject matter. If the Additional Stock Option Agreement is terminated or deemed invalid or unenforceable for any reason other than the expiration of the Option Term (as defined in the Additional Stock Option Agreement) or the purchase of all of the Option Shares (as defined in the Additional Stock Option Agreement) (i) Sections 2, 4, and 5 of this Amendment shall be null and void,
(ii) Executive shall be promptly paid all bonuses under the Amended Employment Agreement that would have been due and payable if this Amendment and the Additional Stock Option Agreement had never been executed, and (iii) Executive shall promptly upon written notice from Caremark Rx (a "Rescission Notice") surrender all Option Shares purchased by Executive and deliver the certificate or certificates evidencing such purchased Option Shares to Caremark Rx. Such Rescission Notice shall be accompanied by a payment from Caremark Rx to Executive of the aggregate exercise price paid by Executive for such purchased Option Shares. Upon such termination of the Additional Stock Option Agreement, Caremark Rx shall cancel the certificate or certificates evidencing such purchased Option Shares and shall place stop transfer instructions on such certificate or certificates.

                  (b) Waiver and Amendment. No provision of this Amendment may be waived except by a written agreement signed by the waiving party. The waiver of any term or of any condition of this Amendment shall not be deemed to constitute the waiver of any other term or condition. This Amendment may be amended only by a written agreement signed by each of the parties hereto.

                  (c) Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Amendment.

                  (d) Severability. If this Amendment shall for any reason be or become unenforceable by any party, this Amendment shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Amendment is held invalid or unenforceable, the remainder of this Amendment shall nevertheless remain in full force and effect and, if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

                  (e) Governing Law. This Amendment shall be governed by the laws of the State of Alabama.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Attest:                                     CAREMARK RX, INC.


By: /s/ Amy Holliman                        By: /s/ Kirk McConnell
   -------------------------                   ----------------------------
Name: Amy Holliman                          Name: Kirk McConnell
     -----------------------                     --------------------------

Title: Director, Benefits                   Title: EVP/CAO
      ----------------------                      -------------------------


                                            /s/ Charles W. Newhall III
                                            -------------------------------
                                            Charles W. Newhall III
                                            Compensation Committee Chairman


                                            /s/ E. Mac Crawford
                                            --------------------------------
                                            E. Mac Crawford


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